UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026

MANPOWERGROUP INC.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	1-10686	39-1672779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin		53212
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (414) 961-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Directors.

On October 26, 2026, ManpowerGroup Inc. (the “Company”) appointed Lidia Fonseca to its Board of Directors, with service to begin on November 1, 2026. The size of the Company’s Board of Directors will increase from twelve to thirteen directors in connection with the appointment of Ms. Fonseca. Ms. Fonseca previously served as Chief Digital and Technology Officer and Executive Vice President of Pfizer Inc. and is currently the Senior Advisor to the Chief Executive Officer of Pfizer Inc. Ms. Fonseca has not been appointed to serve on any committee of the Company’s Board of Directors.

As a non-employee director of the Company, Ms. Fonseca will participate in the same compensation arrangement as the other non-employee directors of the Company, as described in Exhibits 10.5(a) and 10.5(b) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Under this compensation arrangement, non-employee directors receive (1) an annual cash retainer equal to $120,000 (or, if elected by the director, deferred stock in lieu of all or a portion of the cash retainer), and (2) an annual grant of deferred stock with a grant date fair value of approximately $180,000 (or, if elected by the director, a grant of restricted stock). Ms. Fonseca will receive a prorated retainer and annual grant in connection with her service in 2026. Ms. Fonseca will also be entitled to receive reimbursement for travel expenses incurred in connection with attending Board of Directors and, if applicable, committee meetings.

There are no family relationships between Ms. Fonseca and any director or executive officer of the Company, and no arrangements or understandings between Ms. Fonseca and any other person pursuant to which she was selected as a director. Since January 1, 2025, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Ms. Fonseca had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Company will also enter into an indemnification agreement with Ms. Fonseca, which will be in substantially the same form as the indemnification agreements entered into by the Company with each of the Company’s other outside directors. A copy of the indemnification agreement is filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated October 31, 2006 and is incorporated herein by reference.

The press release issued by the Company announcing the appointment of Ms. Fonseca is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManpowerGroup Inc.

Date:	October 28, 2026	By:	/s/ Dale Johnson
		Name: Title:	Dale Johnson Corporate Secretary and Chief Ethics & Compliance Officer